UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):August 12, 2025

APPYEA, INC.

Nevada	000-55403	46-1496846
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

16 Natan Alterman St, Gan Yavne Israel
(Address of Principal Executive Offices)	(Area Code)

(800) 674-3561

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As of August 12, 2025, AppYea, Inc. (the “Company”) and the holders of outstanding convertible promissory notes in an aggregate amount of approximately $1.8 million (the “Convertible Notes”) have agreed to extend to February 15, 2026 the maturity date of the Convertible Notes (the “New Maturity Date”), freeze the continuing accrual of interest and to not exercise their right to convert the Convertible Notes through the New Maturity Date in consideration of the repayment in cash by the New Maturity Date of the outstanding principal and accrued interest on the Notes together with a premium not exceeding 10%.

The Company’s obligation to repay these amounts are subject to the Company raising additional operating capital.

In consideration for its efforts in facilitating the extension of the maturity date of the Convertible Notes and the associated waivers, the Company agreed to issue to Lipoco Consulting LLC options for 45 million shares of Company common stock, which are vested upon grant and exercisable at a per share price of $0.0001, subject to a 12 month lockup.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is hereby incorporated into this Item 3.02.

In addition, on August 12, 2025, Mr. Boris Molchadsky, the former Chief Executive Officer of the Company, and the Company agreed that Mr. Molchadsky will, subject to compliance with relevant rules and regulations and the increase in the Company’s authorized share capital, convert his holdings of 222,664 shares of Series A Preferred Stock into 333,966,000 shares of common stock. By its terms, each Series A Preferred Stock converts into 1,500 shares of Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment/Resignation of Directors and Officers

On August 12, 2025, the members of the board of directors (the “Board”) of the Company approved the appointment of Yakir Abady and Eldar Edmond Grady as directors on the Board, effective immediately.

In addition, on such date the Board appointed Mr. Abady as the new Chief Executive Officer of the Company, following the resignation of Mr. Boris Molchadsky from the position of Company Chief Executive Officer. Mr. Molchadsky continues to serve as a Board member.

The Board also appointed on such date Mr. Grady to serve as executive chairman of the Board.

Yakir Abadi, age 36, is regarded as one of Israel’s leading voices and entrepreneurs in fintech, blockchain, and digital finance. He brings with him a wealth of experience in developing banking systems, digital currency solutions, and breakthrough ventures in the digital investment sector. Yakir Abadi is a serial entrepreneur and the owner of multiple leading companies in fintech, digital marketing, and content management. Since 2018, he has led Eyecu Digital, a developer of advanced banking systems integrated with blockchain technology, delivering innovative solutions to financial institutions and global organizations. In 2019, he founded A.B. Global Heights Ltd, a parent company holding a portfolio of more than 20 ventures and businesses in digital marketing, operating in both local and international markets. In 2022, he established Better Mind Ltd, a company that manages and promotes social media influencers and business mentors in Israel, focusing on building personal brands and enhancing digital presence. Over the past five years, Yakir has combined technological innovation, business vision, and brand-building expertise, establishing himself as a significant player in both the financial and digital arenas in Israel and abroadMr. Abadi holds a central position among investment communities, traders, and technology leaders. He is recognized for his practical experience in building digital banking platforms, blockchain solutions, and cryptocurrency investments, and is considered a prominent and influential figure within digital investment communities both in Israel and internationally.

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Eldar Edmond Grady, age 36, is the owner of an international holding company with a consulting arm for NASDAQ-listed corporations and one of the world’s top PPLI wealth management agencies. With decades of experience advising public companies, Grady has built a reputation for turning strategy into measurable, lasting success. Mr. Grady has served since 2020 as the Owner and Chief Executive Officer of Talniri Ltd., a diversified holding company with interests in NASDAQ-listed corporate advisory (PR-IR), wealth management with a focus on PPLI solutions, and strategic investments. Over the past five years, he has led Talniri’s expansion into multiple high-growth sectors, built a portfolio of companies serving global markets, and forged partnerships with leading public companies.

Compensation Terms for New Directors

Subject to the increase in authorized share capital of the Company, the Company and each of Mr. Abady and Mr. Grady (the “Share Capital Increase”) agreed that each of these individuals will be issued each options to purchase 638,961,306 shares of Company common stock, exercisable for a five year period and at the per share price, in each case as set forth below:

(i)	options for 212,965,804 shares of common stock shall vest and become exercisable upon the aggregate trading volume of the Company’s publicly traded share of common stock being at a value of least $500,000 over any consecutive 30-day period;

(ii)	options for 212,965,804 shares of common stock shall vest and become exercisable upon the aggregate trading volume of the Company’s publicly traded share of common stock trading at a average daily trading price of at least $0.03 for 15 consecutive trading days; and

(iii)	options for 213,029,698 shares of common stock shall vest and become exercisable upon the Company’s completion of a capital raise of at least $1 million.

The Company agreed to grant to each anti-dilution protection for any Company capital raise that the Company may raise up to $7 million.

In addition, it was agreed that each of Mr. Abady and Mr. Grady will be employed/retained by standard employment/consulting agreements for a 36 month period and which may be terminated by the Company only for cause. The monthly salary for each is $30,000, subject to the Company having available cash resources of at least $ 500,000. Cause shall be defined as willful misconduct. If for any reason the Company terminated the employment relationship for any reason other than cause, it shall pay them a lump sum for the remainder of the employment term.

Upon these appointments, Mr. Ron Mekler resigned from the Board but will continue in his new role as Chief Financial Officer, as referenced below.

Appointment of new Chief Financial Officer

On August 1, 2025, Mr. Asaf Porat and the Company have reached an understanding that Mr. Porat’s position as the Chief Financial Officer has terminated. Mr. Porat will continue to provide services to the Company through August 31, 2025.

Effective August 12, 2025, Mr. Ron Merkel, who has served as a director of the Company through August 12, 205, has been appointed as Chief Financial Officer.

Ron Mekler has been serving in key positions during the past 20 years in both public and private institutions in Israel. Since June 2013, he has been serving as chief financial officer at Clalit Health Services - the largest Health Services organization in Israel. Prior thereto, between 2005-2013, he was Controller for Raviv Acs., a manufacturer of vehicle parts. In the years 2003-2005 he served as a Controller in Ashtrom, a Real Estate property management Company. Between 2001-2003 Mr. Mekler started his career as an intern at Price Water House Coopers specializing in industrial, real estate and high-tech Companies. Mr. Mekler is a certified accountant since 2003 (from BGU University) and has MBA in Business Management from the Ono Academic College.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppYea, Inc.

By:	/s/ Ron Mekler
Name:	Ron Mekler
Title:	Chief Financial Officer

Date: August 14, 2025

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